                             TTM TECHNOLOGIES, INC.

                AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN

                           (adopted December 11, 1998;
                  amended and restated effective June 22, 2000)

                  1. PURPOSE. The TTM Technologies, Inc. Management Stock Option Plan (the "PLAN") is intended to further the best interests of TTM Technologies, Inc. (the "COMPANY") and its Subsidiaries (as defined below) by encouraging key employees, consultants and directors of the Company and such Subsidiaries to continue their association with the Company and its Subsidiaries and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Company and its future growth. The Company believes that this goal may best be achieved by granting stock options to eligible key employees and consultants of the Company and its Subsidiaries.

                  The stock options to be granted pursuant to this Plan (hereinafter called "OPTIONS") shall be designated as A Options ("A OPTIONS") or B Options ("B OPTIONS"). The Options may be nonqualified stock options or Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE")).

                  2. SHARES SUBJECT TO PLAN. Subject to adjustment from time to time as provided in Section 9, the number of shares (the "OPTION SHARES") of the Company's authorized common stock, no par value (the "COMMON STOCK") that shall be reserved for issuance under the Plan shall be:

                 (a)      4,000,000; plus

                 (b) an annual increase to be added as of the first day of the Company's fiscal year for each of the years 2001, 2002, 2003 and 2004 commencing on January 1, 2001 equal to (i) the lesser of (a) 1% of the outstanding shares of Common Stock as of the close of business on the last day of the immediately preceding fiscal year and (b) 400,000 shares of Common Stock, or (ii) a lesser amount determined by the Board of Directors of the Company (the "BOARD"), provided that any shares from any such increase that are not issued shall be added to the aggregate number of shares available for issuance under the Plan.

                  If any Option granted under the Plan shall expire or terminate without having been exercised in full or cancelled in exchange for a cash or other payment, subject to the terms of Section 10 hereof, the unissued Option Shares subject thereto shall again be available for the purposes of the Plan. Options may be exercisable hereunder for fractional Option Shares.

                  3. EFFECTIVE DATE OF PLAN. The Plan shall become effective on December 11, 1998 (the "EFFECTIVE DATE").

                  4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company (the "BOARD") or by the Compensation Committee of the Board (the "COMMITTEE"). The Board may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any awards granted under it shall be final and conclusive. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted thereunder.

                  5. ELIGIBILITY. Options may be granted only to those employees and consultants of the Company or of any Subsidiary selected by the Board or the Committee (the "PARTICIPANTS").

                  6. OPTIONS.

                  (a) IN GENERAL. Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board or by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of any such Option shall be evidenced by a written agreement (an "OPTION AGREEMENT") executed by the relevant Participant and such officer of the Company as is designated in the resolution of the Board or the Committee authorizing such Option grant.

                  (b) GRANT OF OPTIONS. The Company, by action of the Board or of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase Option Shares to Participants and for such number of Option Shares as may be determined by the Board or the Committee.

                  (c) FORM OF OPTIONS. Except as otherwise determined by the Board, each award of Options shall be comprised equally of A Options and B Options.

                  (d) OPTION PRICE. Unless otherwise determined by the Board and subject to Section 6(i), the per share exercise price of each Option (the "OPTION PRICE") granted pursuant to this Plan shall be the fair market value of an Option Share as of the date of grant (the "GRANT DATE"), as determined by the Board in good faith. The Option Price of an Option shall be set forth at the foot of the signature page of the applicable Option Agreement. Notwithstanding the foregoing, the Option Price of an Option intended to qualify as an Incentive Stock Option shall not be less than the fair market value of a share of Common Stock as of the relevant Grant Date as determined in good faith by the Board. An Option granted to a Participant who is employed in California shall have an Option Price not less than 85% of the fair market value of a share of Common Stock as of the Grant Date (110% in the case of any such Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent corporation or Subsidiaries).

                  (e) DURATION OF OPTIONS. The period for which each Option granted hereunder shall be effective shall commence upon the relevant Grant Date and expire on the tenth anniversary thereof (the "OPTION PERIOD"), or on such earlier date as may be hereinafter provided.

                  (f) APPLICATION OF SHAREHOLDERS AGREEMENT;
NON-TRANSFERABILITY.

                           (i) By executing an Option Agreement, each
         Participant shall become a party to the Shareholders Agreement, and all Options and Option Shares issued pursuant to the Option Agreement shall be subject to the Shareholders Agreement.

                           (ii) No Option granted pursuant to this Plan may be sold, offered, disposed of, pledged, hypothecated, encumbered or otherwise transferred by the Participant except to a deceased Participant's executors, administrators and testamentary trustees or as provided in the Shareholders Agreement, and, further, during the lifetime of the Participant, the Option may be exercised only by, or on behalf of, the Participant.

                  (g)      EXERCISABILITY AND VESTING OF OPTIONS.

                           (i) A Options and B Options shall become exercisable in accordance with the terms of the applicable Option Agreement, subject to the employee's or consultant's continued employment or consulting relationship with the Company or any of its Subsidiaries.

                           (ii) An Option (or portion thereof) which becomes exercisable is referred to as a "VESTED OPTION" and an Option (or portion thereof) that has not yet become exercisable is referred to as an "UNVESTED OPTION."

                  (h) PROCEDURE FOR EXERCISE AND PAYMENT FOR SHARES. Exercise of an Option shall be made by the giving of written notice to the Company by the Participant, and the Option shall be deemed exercised as of the date of the giving of such written notice. Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made. The payments for Option Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. Upon (x) the exercise of any Option in compliance with the provisions of this
Section 6(h) and (y) receipt by the Company of the payment of the Option Price for the Option Shares so purchased together with cash in the amount of (or the making of arrangements referred to in Section 14 of the Plan with respect to) any taxes required to be collected or withheld as a result of the exercise of this Option, the Company shall deliver or cause to be delivered to the Participant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which the Option is so exercised and payment is so made. The Option Shares shall be registered in the name of the exercising Participant; PROVIDED that in no event shall any Option Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made in one of the manners set forth below; and PROVIDED, FURTHER, that until such payment has been made, the exercising Participant shall have no rights of a shareholder. For purposes of this Section 6(h), the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein. The Option Price shall be payable at the election of the Participant, in whole or in part, in any one or a combination of cash or Mature Common Stock valued at its fair market value as determined by the Board in good faith (or, following an IPO (as defined below) the closing price of a share of Common Stock on the most recent day of trading in the Common Stock) as of the date the notice of exercise is given. "MATURE COMMON STOCK" is defined as shares of Common Stock held by such Participant for more than six months. In addition, the Company may loan to a Participant all or part of the relevant Option Price.

                  (i) ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company, unless (i) the Option Price determined as of the Grant Date is at least 110% of the fair market value on the Grant Date of the shares of Common Stock subject to such Option, as determined in good faith by the Board, and (ii) the Incentive Stock Option is not exercisable more than five years from the Grant Date.

                  (j) EFFECT OF TERMINATION OF SERVICE OF EMPLOYEES OR CONSULTANTS. The effect of a termination of a Participant's employment or service relationship with the Company and its Subsidiaries shall be set forth in the applicable Option Agreement and shall be subject in all respects to the Company's Call Right described in Section 7.

                  7.  COMPANY CALL RIGHT.

                  (a) EXERCISE OF CALL RIGHT. If the employment or service of a Participant with the Company or any of its Subsidiaries terminates for any reason, the Company shall have a right to purchase, exercisable for a period of 180 days following such termination of employment or service (and, in the case of A Options vesting after such termination of employment, for a period of 180 days following the vesting, if any, of such Options), some or all of the Vested Options and Option Shares beneficially owned by the Participant and any permitted transferees of the Participant (the "CALL RIGHT"). The Company may exercise the Call Right by giving written notice thereof to the Participant or such permitted transferee, as the case may be, prior to the expiration of such 180-day period.

                  (b) PURCHASE PRICE. With respect to any exercise of the Call Right, the Participant or his permitted transferee, as applicable, shall surrender to the Company the Vested Options and Option Shares subject to the Call Right ("CALLED SHARES" or "CALLED OPTIONS", as the case may be), and the Company shall pay to the Participant as consideration therefor the following:

                  (i) In the event that the employment or service of a Participant terminates for any reason other than by the Company or any of its Subsidiaries for Cause, the Participant shall receive a payment equal to (A) with respect to each Called Share, the fair market value as determined by the Board in good faith, and (B) with respect to each Called Option, the excess, if any, of the fair market value of a share of Common Stock as determined by the Board in good faith over the Option Price of such Called Option, and if such amount is zero or less, such Called Option shall be surrendered for cancellation without any consideration being paid therefor.

                  (ii) In the event that the employment or service of a Participant is terminated by the Company or any of its Subsidiaries for Cause, the Participant shall receive, with respect to each Called Share, a payment equal to the lesser of (A) the fair market value as determined by the Board in good faith of such Called Share and (B) the Option Price of the Option under which the Participant obtained such Called Share.

                  (iii) The fair market value shall be determined as of the date of termination of the Participant's employment or service.

                  (c) CLOSING. The closing of any exercise of the Call Right shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 45 days after the date the Call Right is exercised. The date and time of closing shall be specified by the Company at the time it exercises the Call Right. At such closing, the Participant shall deliver consents to the surrender and cancellation of Called Options and certificates for the Called Shares duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed by the Participant, free and clear of any encumbrances. The Company shall, subject to Section 7(d), pay the applicable purchase price for surrendered Called Options or Called Shares in cash.

                  (d) FINANCIAL CAPABILITY; LEGAL LIMITATIONS. Anything in the Plan or any Option Agreement to the contrary notwithstanding, to the extent that
(i) the limitations or restrictions applicable to the Company or any of its Subsidiaries under (A) any applicable law, rule or regulation, (B) the Company's certificate of incorporation or by-laws or (C) the terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries prohibit the Company from making any payment required under the Plan or any applicable Option Agreement with respect to a Called Option or Called Share or (ii) the Board shall determine in good faith that the Company is not financially capable of making any such payment, then, in the event that the Participant's employment or service is terminated by the Company for Cause, the Company shall not be obligated to make payment at such time, and shall have the right to defer such payment until the Board reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at the Deferral Rate from the closing date for the repurchase of the Called Shares and the Called Options and shall be paid (with interest) promptly after, and to the extent that, the Board determines that the limitations and restrictions referred to in the first sentence of this Section 7(d) no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 7(d) for Called Options or Called Shares, the closing of any exercise of such Call Right shall take place as provided in
Section 7(a), and the right of the Participant and his permitted transferees in respect of the Called Options and Called Shares (other than the right to receive payment of amounts deferred in accordance with this Section 7(d)) shall terminate as of such closing.

                  (e) TRANSFER OF CALL RIGHT. Anything in the Plan or the Option Agreement to the contrary notwithstanding, in the event that (i) the employment or service of a Participant with the Company or any of its Subsidiaries terminates for any reason (ii)(A) the terms of any indebtedness for borrowed money of the Company or any of its subsidiaries prohibit the Company from making any payment required under the Plan or any applicable Option Agreement with respect to a Called Option or a Called Share or (B) the Board shall determine in good faith that the Company is not financially capable of making any such payment as determined by the Company within 90 days following the termination of the Participant's termination of employment or service, then the Call Right of the Company hereunder shall be transferred first to Circuit Holdings, LLC which shall have 30 days in which to exercise the Call Right by giving written notice thereof to the Participant or any permitted transferee of such Participant and to the Company and if Circuit Holdings, LLC does not exercise the Call Right within such 30-day period, the Company shall notify each other shareholder of the Company ("OTHER SHAREHOLDER") of such fact and each Other Shareholder shall have 30 days in which to exercise the Call Right by giving written notice thereof to the Participant and any permitted transferee of such Participant and to the Company for not more than the ratio of the number of shares of Common Stock owned by such Other Shareholder to the number of shares of Common Stock then outstanding (such ratio being each shareholder's "PRO RATA ENTITLEMENT"). If any Other Shareholder does not exercise the Call Right with respect to such shareholder's full Pro Rata Entitlement within 30 days after receipt of notice from the Company, each Other Shareholder may elect to purchase more than its Pro Rata Entitlement with respect to any Called Shares or Called Options for which a Call Right has not been exercised.

                  8. REQUIREMENTS OF LAW AND OF CERTAIN AGREEMENTS. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Participant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; PROVIDED that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Participant shall deliver to the Company his or her written statements satisfactory in form and content to the Company, that he or she intends to hold the Option Shares so acquired by him or her for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or "blue sky" law. Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or "blue sky" law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed. All Option Shares shall bear the legends provided for in the Shareholders Agreement.

                  9. ADJUSTMENTS. In the event of the declaration of any stock dividend on any class of shares of the Common Stock or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, the number and/or character of the Option Shares and/or the Option Price of any Option granted under the Plan, shall be appropriately adjusted by changes in this Plan and in any Options outstanding pursuant to this Plan (including, if appropriate, by substitution of options of the successor or transferee company) that may be deemed to be appropriate by the Committee or the Board, acting in good faith, in order to preserve the original substantive terms of the Options. In the event of the occurrence of a Change in Control (i) which does not take the form of a reorganization described in the previous sentence or (ii) pursuant to the terms of which the outstanding Options will not be adjusted or substituted pursuant to this Section 9, the treatment of the Options shall in all respects be governed by the terms of the Shareholders Agreement.

                  10. GRANT OF TERMINATED OPTIONS. If any Option (or any portion thereof) terminates as a result of a Participant's ceasing to be an employee or consultant of the Company or its subsidiaries, the Committee or the Board may grant to any Participant an additional Option or Options with respect to the unissued Option Shares previously subject to the Option (or portion thereof) so terminated at such price and on terms and conditions determined by the Board at the relevant Grant Date.

                  11. TERMINATION OF SERVICE. The period of service of a Participant shall not be deemed to have terminated if the Participant is an employee or consultant of the Company who is transferred to and becomes an employee or consultant of a Subsidiary of the Company or, if he or she is an employee or consultant of a Subsidiary of the Company, who is transferred to and becomes an employee or consultant of the Company or another Subsidiary of the Company; PROVIDED, HOWEVER, that if a Subsidiary of the Company ceases to be a Subsidiary, all employees or consultants of such Subsidiary not otherwise employed by, or theretofore transferred to and becoming employees or consultants of, the Company or of another Subsidiary of the Company shall be deemed to have ceased to be employees or consultants of the Company or any Subsidiary for purposes of this Plan on the date such Subsidiary ceases to satisfy the definition of "Subsidiary" herein.

                  12.      TERMINATION, AMENDMENT OR DISCONTINUANCE OF THE PLAN.

                  (a) This Plan shall terminate upon, and no Options shall be granted after, the close of business on the tenth anniversary of the Effective Date, unless it shall have sooner terminated by there having been granted and either fully exercised or cancelled in exchange for a cash payment Options covering all Option Shares subject to this Plan.

                  (b) Except as provided in the Stock Purchase Agreement, the Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction; PROVIDED, HOWEVER, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised in a manner adverse to Option holders, except in an adjustment referred to in Section 9 above or in Section 12(c) below, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended. Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of service of a Participant. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

                  (c) In the event of the declaration of any stock dividend on any class of shares of Common Stock or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, such substitution or adjustments (including if appropriate substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property) shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the vesting criteria of outstanding Options, as may be determined to be appropriate by the Committee or the Board, acting in good faith, in order to preserve the original substantive terms of the Options.

                  13. LIQUIDATION OF THE COMPANY. In the event of the complete liquidation or dissolution of the Company other than as an incident to a merger, reorganization, or other transaction referred to in Section 9 or 12(c) above, any Options remaining unexercised shall be deemed cancelled as of the date on which the Company's legal existence terminates without regard to or limitation by any other provision of this Plan and each Vested Option shall be entitled to a payment in cancellation thereof equal to the excess, if any, of the amount received per Option Share in such liquidation or dissolution over the Option Price, multiplied by the number of Option Shares subject to such Option.

                  14.      GENERAL PROVISIONS.

                  (a) Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees or consultants.

                  (b) The adoption of the Plan shall not confer upon any employee or consultant any right to continued service nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the service of any employee or consultant at any time.

                  (c) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Option Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements reasonably satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount; PROVIDED, HOWEVER, that such arrangements need not involve the advancement by the Company of any funds to, for or on behalf of any Participant or the incurrence or payment by the Company of any costs or expenses. The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

                  (d) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Washington without reference to the choice of law principles thereof.

                  15. PARTICIPANT REPRESENTATIONS. Each Option Agreement shall provide that, in the event the Option Shares have not been registered under the Securities Act at the time the Participant's Options are exercised in whole or in part, the Participant shall represent to the Company the following:

                  (a) The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. The Participant is purchasing these securities for investment for the Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                  (b) The Participant understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant's investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities Exchange Commission, the statutory basis for such exemption may not be present if the Participant's representations meant that the Participant's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                  (c) The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the securities. The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

                  16. CERTAIN DEFINITIONS. As used herein, the following terms have the meanings set forth below:

                  "CAUSE" means "Cause" as set forth in any employment agreement applicable to the relevant Participant. In the absence of such an agreement, "Cause" means the Participant has (i) been convicted of, or entered a plea of no contest to, a felony or other crime involving moral turpitude, (ii) committed a material act of fraud or dishonesty,
         (iii) materially breached his fiduciary duties to the Company or any of its Subsidiaries in a manner which results in a material financial or reputational loss to the Company or any of its Subsidiaries or (iv) failed to perform in a material manner his properly assigned duties after at least one written warning specifically advising the Participant of his failure and providing him with ten days to resume performance in accordance with his assigned duties.

                  "CHANGE IN CONTROL" means (i) the closing of a transaction the result of which is that holders of the Common Stock prior to the transaction or any of their affiliates cease to hold, directly or indirectly, a majority of the Common Stock or a majority of the voting securities of any other entity succeeding to the Company's business and assets, (ii) a sale of 50% or more of the Common Stock (other than a sale through an IPO or a sale to an affiliate), (iii) the accumulation of a majority of the Common Stock by any person who is not an affiliate of the stockholders of the Company or (iv) a change in the composition of the Board so that a majority is not elected by the stockholders of the Company as of the Effective Date or their affiliates.

                  "DEFERRAL RATE" means a rate of interest per annum equal at any time to the rate which Citibank, N.A. publicly announces as its prime lending rate from time to time, PLUS one percent (1%).

                  "DISABILITY" means a condition pursuant to which a Participant becomes incapacitated due to physical or mental illness and, in the good faith determination of the Board, is unable to perform his assigned duties and responsibilities and such condition continues, or, in the opinion of a physician selected by the Board, is reasonably likely to continue, for six consecutive months or for periods aggregating six months during any twelve-month period.

                  "IPO" means an initial public offering of the Common Stock registered under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of December 11, 1998 among the Company and its stockholders.

                  "STOCK PURCHASE AGREEMENT" means the Recapitalization and Stock Purchase Agreement dated as of December 11, 1998 among Circuit Holdings, LLC, a Delaware limited liability company, Lewis O. Coley III, and the other stockholders of the Company.

                  "SUBSIDIARY" shall have the meaning such term is given in
         Section 424 of the Code.